UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Extra Space Storage Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXTRA SPACE STORAGE INC.
2795 E. Cottonwood Parkway, Suite 300
Salt Lake City, UT 84121

SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2024

This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Extra Space Storage Inc. (the “Company”) with the Securities and Exchange Commission on April 3, 2024 in connection with the Company’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 2:00 PM Mountain Time on May 23, 2024.

The purpose of this Supplement is to correct the Proxy Statement regarding the number of shares issued and outstanding as of the Record Date. The corrections to the existing disclosure in the Proxy Statement are set forth below under the heading “Corrections to the Proxy Statement.” Other than these corrections, the Proxy Statement remains unchanged, and this Supplement does not otherwise amend, supplement, or affect the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.

If you have already voted your shares, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. Refer to the disclosure in the Proxy Statement under “Revoking a Proxy” for instructions on how to do so.

Corrections to the Proxy Statement

All prior references to 211,620,383 shares of Common Stock issued and outstanding as of March 26, 2024, on pages 44, 49 and 52 shall be deleted and instead refer to 211,658,812 shares of Common Stock issued and outstanding as of March 26, 2024.